PART III

INDEX TO EXHIBITS

The following documents are filed with this Offering Statement.

Exhibit #	Description

2.1	Amended and Restated Certificate of Incorporation
2.2	Amendments to Certificate of Incorporation
2.3	Company Bylaws as Amended
3.1	Form of Warrant to be sold to Investors in this Offering
3.2	Stock Plan
3.3	Certificate of Designation of Series A Preferred Stock
3.4	Promissory Note - Loeb Term Solutions dated August 26, 2020
3.5	Promissory Note – JPMorgan Chase Bank N.A dated September 16, 2020
4	Subscription Agreement
6.1	Employment Agreements
6.1.1	Executive Employment Agreement with David Sealock dated March 15, 2020
6.1.2	Executive Employment Agreement with Marcus Laun dated March 15, 2020
6.1.3	Executive Employment Agreement with Darryl Delwo dated March 15, 2020
6.2	Agreements relating to the acquisition of 2020 Resources LLC and 2020 Resources (Canada) LTD.
6.2.1	Securities Purchase Agreement with 2020 Resources Holdings LLC dated September 16, 2020
6.2.2	Credit and Security Agreement with Loeb Term Solutions LLC dated September 21, 2020
6.3	Digital Offering Engagement Letter
6.3a	Digital Offering Engagement Letter (Amended)
6.3b	Digital Offering Engagement Letter (Amended)
6.3.1	Agent’s Warrant
6.3.1a	Agent’s Warrant (Amended)
6.3.1b	Agent’s Warrant (Amended)
6.4	Prime Trust, LLC Escrow Agreement
6.5	Agreement with Equifund, LLC
6.6	Mineral Leases
6.6.1	ML-49927-OBA as amended
6.6.2	ML-49579-OBA
6.6.3	ML-51705-OBA
6.7	Agreement with JP Morgan Chase Bank
11	Consents of Attorneys and Accountants
11.1	Consent of Accountant to Sky Quarry Inc.
11.2	Consent of Accountant to 2020 Resources LLC and 2020 Resources (Canada) Ltd.
11.3	Consent of Attorney
12	Opinion of Counsel
16	Resource Report

All of the above listed exhibits, with the exception of Exhibits 6.3b and 6.3.1b, were filed with the Company's original Offering Statement on Form 1-A and subsequent Amendments thereto.

Exhibits 6.3b and 6.3.1b are filed with this Amendment No. 3 to the Offering Statement on Form 1-A.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wilmingdon, State of Delaware, on, November 16, 2021.

Sky Quarry Inc.

By	/s/ David Sealock
David Sealock, Chief Executive Officer
Sky Quarry, Inc.

The following persons in the capacities and on the dates indicated have signed this Offering Statement.

/s/ David Sealock
David Sealock, Chief Executive Officer, Director
Date: November 16, 2021

/s/ Marcus Laun
Marcus Laun, Executive Vice-President, Director
Date: November 16, 2021

/s/ Travis Schneider
Travis Schneider, Director
Date: November 16, 2021